Pinafore Holdings B.V.

Exhibit 8.1

Principal trading subsidiaries of the Company as at December 31, 2013

Details of the Company’s principal trading subsidiaries as at December 31, 2013 are set out below. Each entity is 100% owned by the Group unless otherwise stated.

Aquatic Co.	(USA)
Conexiones Hidraulics, S.A. de C.V.	(Mexico)
Eifeler Maschinenbau GmbH	(Germany)
Gates (U.K.) Limited	(Scotland)
Gates Argentina SA	(Argentina)
Gates Australia Pty Ltd	(Australia)
Gates Canada Inc.	(Canada)
Gates CIS LLC	(Russia)
Gates de Mexico S.A. de C.V.	(Mexico)
Gates do Brasil Industria e Comercio Ltda	(Brazil)
Gates E & S North America, Inc.	(USA)
Gates Trading (Shanghai) Co. Ltd.	(China)
Gates Engineering & Services Australia Pte. Ltd.	(Australia)
Gates Engineering & Services FZCO	(UAE)
Gates Engineering & Services Hamriyah FZE	(UAE)
Gates Engineering & Services Pte. Ltd.	(Singapore)
Gates Europe BVBA	(Belgium)
Gates Fluid Power Technologies (Changzhou) Co. Ltd.	(China)
Gates France S.a.r.l	(France)
Gates GmbH	(Germany)
Gates Hydraulics Limited	(England)
Gates Hydraulics s.r.o.	(Czech Republic)
Gates India Private Limited	(India)
Gates Mectrol GmbH	(Germany)
Gates Mectrol, Inc.	(USA)
Gates Polska Sp.zo.o.	(Poland)

Gates PT Spain SA	(Spain)
Gates Rubber Company (S) Pte. Ltd	(Singapore)
Gates S.A.S	(France)
Gates S.r.l.	(Italy)
The Gates Corporation	(USA)
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Sirketi	(Turkey)
Gates Powertrain Plastik Metal ve Makina Sanayi ve Ticaret Limited Sirketi
(50% owned)	(Turkey)
Gates Korea Company, Ltd.
(51% owned)	Korea
Gates Unitta (Thailand) Co. Ltd.
(51% owned)	(Thailand)
Gates Unitta Asia Kabushikikaisha
(51% owned)	(Japan
Gates Unitta Asia Trading Company Pte. Ltd.
(51% owned)	(Singapore)
Gates Unitta India Company Private Limited
(51% owned)	(India)
Gates Unitta Korea Co. Ltd.
(51% owned)	(Korea)
Gates Unitta Power Transmission (Shanghai) Ltd
(51% owned)	(China)
Gates Unitta Power Transmission (Suzhou) Ltd.
(51% owned)	(China)
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd.
(60% owned)	(China)